Exhibit 4(a)

ENTERGY GULF STATES LOUISIANA, L.L.C.
 (Successor by merger to Entergy Gulf States, Inc., formerly Gulf States Utilities Company)

446 North Boulevard
Baton Rouge, Louisiana 70802-5717

TO

THE BANK OF NEW YORK
 (Successor to JPMorgan Chase Bank, N.A.)
as Trustee

101 Barclay Street
New York, New York 10286

__________________

Seventy-sixth Supplemental Indenture

Dated as of May 1, 2008

__________________

Relating to an Issue of First Mortgage Bonds,
6.000% Series due May 1, 2018
and Supplementing Indenture of Mortgage
dated September 1, 1926

__________________

THIS INSTRUMENT GRANTS A SECURITY
INTEREST BY A UTILITY

THIS INSTRUMENT CONTAINS AFTER-ACQUIRED
PROPERTY PROVISIONS

THIS SEVENTY-SIXTH SUPPLEMENTAL INDENTURE, dated as of the 1st day of May, 2008, by and between ENTERGY GULF STATES LOUISIANA, L.L.C. (successor by merger to Entergy Gulf States, Inc., formerly Gulf States Utilities Company, a Texas corporation hereinafter sometimes called the Predecessor Company), a limited liability company duly organized and existing under the laws of the State of Louisiana (hereinafter sometimes called the Company), party of the first part, and THE BANK OF NEW YORK (successor to JPMorgan Chase Bank, N.A.), a New York banking corporation and having its corporate trust office in the Borough of Manhattan, City and State of New York, as successor trustee under the Indenture of Mortgage and indentures supplemental thereto hereinafter mentioned (hereinafter sometimes called the Trustee), party of the second part;

WITNESSETH: THAT

WHEREAS, the Predecessor Company has heretofore executed and delivered its Indenture of Mortgage, dated September 1, 1926 (hereinafter sometimes called the Original Indenture), to The Chase National Bank of the City of New York, as trustee, in and by which the Predecessor Company conveyed and mortgaged to said The Chase National Bank of the City of New York, as trustee, certain property, therein described, to secure the payment of its bonds issued and to be issued under said Original Indenture in one or more series, as therein provided; and

WHEREAS, the Predecessor Company has heretofore executed and delivered to The Chase National Bank of the City of New York, as trustee, the First through the Fourth Supplemental Indentures, all supplementing and modifying said Original Indenture; and

WHEREAS, on March 21, 1939, The Chase National Bank of the City of New York resigned as trustee under the Original Indenture and all indentures supplemental thereto as aforesaid, pursuant to Section 4 of Article XIV of the Original Indenture, and by an Indenture dated March 21, 1939 said resignation was accepted and Central Hanover Bank and Trust Company was duly appointed the successor trustee under the Original Indenture and all indentures supplemental thereto, said resignation and appointment both being effective as of March 21, 1939, and the Central Hanover Bank and Trust Company did by said Indenture dated March 21, 1939 accept the trust under the Original Indenture and all indentures supplemental thereto; and

WHEREAS, the Predecessor Company has heretofore executed and delivered to Central Hanover Bank and Trust Company, as successor trustee, the Fifth through the Tenth Supplemental Indentures, supplementing and modifying said Original Indenture; and

WHEREAS, the name of Central Hanover Bank and Trust Company, successor trustee, as aforesaid, was changed effective June 30, 1951 to "The Hanover Bank"; and

WHEREAS, the Predecessor Company has heretofore executed and delivered to The Hanover Bank, as successor trustee, the Eleventh through the Twentieth Supplemental Indentures, supplementing and modifying said Original Indenture; and

WHEREAS, on September 8, 1961, pursuant to the laws of the State of New York, The Hanover Bank, successor trustee, as aforesaid, was duly merged into Manufacturers Trust Company, a New York corporation, under the name "Manufacturers Hanover Trust Company," and Manufacturers Hanover Trust Company thereupon became the duly constituted successor trustee under the Original Indenture, as supplemented and modified as aforesaid; and

WHEREAS, the Predecessor Company has heretofore executed and delivered to Manufacturers Hanover Trust Company, as successor trustee, the Twenty-first through the Fifty-fourth Supplemental Indentures, supplementing and modifying said Original Indenture; and

WHEREAS, on June 19, 1992, pursuant to the laws of the State of New York, Manufacturers Hanover Trust Company, successor trustee, as aforesaid, was duly merged into Chemical Bank, a New York corporation, under the name "Chemical Bank," and Chemical Bank thereupon became the duly constituted successor trustee under the Original Indenture, as supplemented and modified as aforesaid; and

WHEREAS, the Predecessor Company has heretofore executed and delivered to Chemical Bank, as successor trustee, the Fifty-fifth through the Fifty-seventh Supplemental Indentures, supplementing and modifying said Original Indenture; and

WHEREAS, the name of Chemical Bank, successor trustee, as aforesaid, was duly merged with and changed effective July 14, 1996 to The Chase Manhattan Bank; and

WHEREAS, the Predecessor Company has heretofore executed and delivered to The Chase Manhattan Bank, as successor trustee, the Fifty-eighth through Sixtieth Supplemental Indentures supplementing and modifying said Original Indenture; and

WHEREAS, the name of The Chase Manhattan Bank, successor trustee, as aforesaid, was duly changed effective November 10, 2001 to JPMorgan Chase Bank; and

WHEREAS, the Predecessor Company has heretofore executed and delivered to JPMorgan Chase Bank, as successor trustee, the Sixty-first through Sixty-seventh Supplemental Indentures supplementing and modifying said Original Indenture; and

WHEREAS, effective November 13, 2004, JPMorgan Chase Bank, successor trustee, was converted from a New York corporation to a national banking association under the name "JPMorgan Chase Bank, N.A."; and

WHEREAS, the Predecessor Company has heretofore executed and delivered to JPMorgan Chase Bank, N.A., as successor trustee, the Sixty-eighth through Seventy-fourth Supplemental Indentures supplementing and modifying said Original Indenture; and

WHEREAS, on October 3, 2007, JPMorgan Chase Bank, N.A. resigned as trustee under the Original Indenture and all indentures supplemental thereto as aforesaid, by an Agreement of Resignation, Appointment and Acceptance dated October 3, 2007, said resignation was accepted, and The Bank of New York was duly appointed the successor trustee under the Original Indenture and all indentures supplemental thereto, said resignation and appointment both being effective as of October 3, 2007, and The Bank of New York did by said Agreement dated October 3, 2007 accept the trust under the Original Indenture and all indentures supplemental thereto; and

WHEREAS, the series of bonds established under the Seventh Supplemental Indenture supplementing and modifying said Original Indenture and under each successive supplemental indenture have been designated respectively and are referred to herein as "Bonds of the 1976, 1978, 1979, 1980, 1981, 1982, 1983, 1986, 1987, 1988, 1989, 1989A, 1990, 1992, 1996, 1997, 1998, 1998A, 1999, 1999A, 2000, 2000A, 2001, 2003, 2004, 2005, 2006, 2007, 2009, 2009A, 1987A, 2010, 1991, 1993, 1992A, 2012, 2013, 2013A, 1994, 2014B, C and D, 2015, 2016, 2016A, 1994A, 2002, 2022, 2004A, 2024, 1996A, 1997A, 1998B, 1999B, 2003A, MTN, 2003B, 2004B, 2007A, 2012A, 2008, 2007B, 2033, 2015A, 2011, 2009B, 2014E, 2035, 2015B, 2010A, 2006A, 2008A and 2011B Series"; and

WHEREAS, effective as of December 26, 2007, the Predecessor Company obtained the release from the lien of the Original Indenture, as supplemented and modified of all of its real property located in Texas and substantially all of its personal property located in Texas that was part of the trust estate, together with certain associated rights, privileges and franchises, as well as certain undivided interests in mortgaged property located in Louisiana, as more particularly described in the instruments of partial release filed with respect thereto on or before December 26, 2007; and

WHEREAS, effective as of 1:00 P.M. Central Standard Time, December 31, 2007, the Predecessor Company underwent a merger by division under Texas law pursuant to which, among other things, all of its property located in Texas, together with certain property located in Louisiana, was allocated to Entergy Texas, Inc., substantially all of its property located in Louisiana was retained by the Predecessor Company, and all of its obligations and liabilities under the Original Indenture, as supplemented and modified and the Bonds were retained by the Predecessor Company; and

WHEREAS, effective as of 4:00 P.M. Central Standard Time, December 31, 2007, (hereinafter sometimes called the Effective Time) the Predecessor Company merged (hereinafter sometimes called the Merger) into the Company pursuant to an Agreement and Plan of Merger and Reorganization of Entergy Gulf States, Inc. into Entergy Gulf States Louisiana, L.L.C. and a Certificate and Articles of Merger (hereinafter sometimes collectively called the Merger Documents), pursuant to which, among other things, (1) all of the rights, privileges, franchises, assets, liabilities and obligations of the Predecessor Company were allocated to the Company; and (2) the identity of the Predecessor Company was merged into that of the Company; and

WHEREAS, pursuant to Section 14.01 of the Original Indenture, as restated by the Seventh Supplemental Indenture, the Company and the Trustee executed the Seventy-fifth Supplemental Indenture dated as of December 31, 2007 whereby the Company assumed and agreed to pay duly and punctually the principal of and interest on the Bonds issued under the Original Indenture, as supplemented and modified in accordance with the provisions of said Bonds and the Original Indenture, as supplemented and modified, and agreed to perform and fulfill all the terms, covenants and conditions of the Original Indenture, as supplemented and modified binding the Predecessor Company; and

WHEREAS, pursuant to Section 14.02 of the Original Indenture, as restated by the Seventh Supplemental Indenture, the Company has succeeded to the Predecessor Company under the Original Indenture and all indentures supplemental thereto with the same effect as if it had been named in the Original Indenture, as supplemented and modified, as the mortgagor company and in the Bonds as the obligor thereon or maker thereof;

WHEREAS, pursuant to Section 14.03 of the Original Indenture, as restated by the Seventh Supplemental Indenture, in respect of property owned by the Predecessor Company at the time of the Merger as provided in Section 14.01 of the Original Indenture, as restated by the Seventh Supplemental Indenture, and substitutions, replacements, additions, betterments, developments, extensions and enlargements thereto subsequently made, constructed or acquired, the rights and duties of the Company shall be the same as the rights and duties of the Predecessor Company would have been had the Merger not taken place; and

WHEREAS, pursuant to Section 14.04 of the Original Indenture, as restated by the Seventh Supplemental Indenture, in respect of property at the time of the Merger owned by the Company and/or of property thereafter acquired by the Company except said substitutions, replacements, additions, betterments, developments, extensions and enlargements to, of or upon the property owned by the Predecessor Company referred to in Section 14.03 of the Original Indenture, as restated by the Seventh Supplemental Indenture, the Original Indenture, as supplemented and modified shall not become or be a lien upon any of such property; and

WHEREAS, effective as of March 25, 2008, the Company obtained the release from the lien of the Original Indenture, as supplemented and modified of all of the remainder of its property located in Texas that was part of the trust estate, together with certain associated rights, privileges and franchises, as well as certain undivided interests in mortgaged property located in Louisiana, as more particularly described in the instruments of partial release filed with respect thereto on or before March 25, 2008; and

WHEREAS, under the Original Indenture, as supplemented and modified, any new series of Bonds may at any time be established by the Board of Directors of the Company and the terms thereof may be specified by a supplemental indenture executed by the Company and the Trustee; and

WHEREAS, the Company proposes to create under the Original Indenture, as supplemented and modified as aforesaid and as further supplemented by this Seventy-sixth Supplemental Indenture (the Original Indenture as so supplemented and modified being hereinafter sometimes called the Indenture), a new series of Bonds to be designated First Mortgage Bonds, 6.000% Series due May 1, 2018, such Bonds when originally issued to be dated May 16, 2008 and to mature on May 1, 2018 (hereinafter sometimes referred to as the Bonds of the 2018 Series, and presently to issue $375,000,000 aggregate principal amount of the Bonds of the 2018 Series; and

WHEREAS, all acts and proceedings required by law and by the Restated Articles of Incorporation and Bylaws of the Company necessary to make the Bonds of the 2018 Series, when executed by the Company, authenticated and delivered by the Trustee and duly issued, the valid, binding and legal obligations of the Company, and to constitute the Indenture a valid and binding mortgage for the security of all the Bonds of the Company issued or to be issued under the Indenture, in accordance with its and their terms, have been done and taken; and the execution and delivery of this Seventy-sixth Supplemental Indenture have been in all respects duly authorized;

NOW, THEREFORE, THIS SEVENTY-SIXTH SUPPLEMENTAL INDENTURE WITNESSETH:

That in order to secure the payment of the principal of, premium, if any, and interest on, all Bonds at any time issued and outstanding under the Indenture, according to their tenor, purport and effect, and to secure the performance and observance of all the covenants and conditions in said Bonds and in the Indenture contained, and to declare the terms and conditions upon and subject to which the Bonds of the 2018 Series are and are to be issued and secured, and for and in consideration of the premises and of the mutual covenants herein contained and of the acceptance of the Bonds of the 2018 Series by the holders thereof, and of the sum of $1 duly paid to the Company by the Trustee, at or before the execution and delivery hereof, and for other valuable consideration, the receipt whereof is hereby acknowledged, the Company has executed and delivered this Seventy-sixth Supplemental Indenture, and by these presents does grant, bargain, sell, alienate, remise, release, convey, assign, transfer, mortgage, hypothecate, pledge, set over and confirm unto the Trustee, its successors in trust and assigns, the following property, rights, privileges and franchises hereinafter described, acquired or constructed by the Company after the Effective Time to the extent constituting substitutions, replacements, additions, betterments, developments, extensions or enlargements to, of or upon the trust estate allocated to the Company by the Merger Documents, together in each case with any substitutions, replacements, additions, betterments, developments, extensions and enlargements thereto, thereof or thereupon subsequently made, constructed or acquired by the Company (other than excepted property as hereinafter defined):

CLAUSE I.

All and singular the lands, real estate, chattels real, interests in land, leaseholds, ways, rights of way, grants, easements, servitudes, rights pursuant to ordinances, consents, permits, patents, licenses, lands under water, water and riparian rights, franchises, privileges, immunities, rights to construct, maintain and operate distribution and transmission systems, all other rights and interests, gas, water, steam and electric light, heat and power plants and systems, dams, and dam sites, stations and substations, powerhouses, electric transmission and distribution lines and systems, pipe lines, conduits, towers, poles, wires, cables and all other structures, machinery, engines, boilers, dynamos, motors, transformers, generators, electric and mechanical appliances, office buildings, warehouses, garages, stables, sheds, shops, tunnels, subways, bridges, other buildings and structures, implements, tools and other apparatus, appurtenances and facilities, materials and supplies, and all other property of any nature appertaining to any of the plants, systems, business or operations of the Company, whether or not affixed to the realty, used in the operation of any of the premises or plants or systems, or otherwise, allocated to the Company by the Merger Documents or constituting substitutions, replacements, additions, betterments, developments, extensions or enlargements to, of or upon the trust estate allocated to the Company by the Merger Documents (other than excepted property as hereinafter defined); including (but not limited to) all its properties situated in the Cities of Baton Rouge, Jennings and Lake Charles and in the Parishes of Acadia, Allen, Ascension, Beauregard, Calcasieu, Cameron, East Baton Rouge, East Feliciana, Iberia, Iberville, Jefferson Davis, Lafayette, Livingston, Pointe Coupee, St. Helena, St. Landry, St. Martin, St. Tammany, Tangipahoa, Vermilion, Washington, West Baton Rouge and West Feliciana, Louisiana, and vicinity allocated to the Company by the Merger Documents or constituting substitutions, replacements, additions, betterments, developments, extensions or enlargements to the trust estate allocated to the Company by the Merger Documents (other than excepted property as hereinafter defined).

CLAUSE II.

All corporate, Federal, State, county (parish), municipal and other permits, consents, licenses, bridge licenses, bridge rights, river permits, franchises, patents, rights pursuant to ordinances, grants, privileges and immunities of every kind and description allocated to the Company by the Merger Documents or constituting substitutions, replacements, additions, betterments, developments, extensions or enlargements to, of or upon the trust estate allocated to the Company by the Merger Documents (other than excepted property as hereinafter defined).

CLAUSE III.

Also all other property, real, personal or mixed, tangible or intangible of every kind, character and description, allocated to the Company by the Merger Documents or constituting substitutions, replacements, additions, betterments, developments, extensions or enlargements to, of or upon the trust estate allocated to the Company by the Merger Documents (other than excepted property as hereinafter defined), whether or not useful in the generation, manufacture, production, transportation, distribution, sale or supplying of electricity, steam, water or gas.

CLAUSE IV.

PROPERTIES EXCEPTED.

There is, however, expressly excepted and excluded from the lien and operation of this Indenture (1) all "excepted property" as defined and described in Granting Clause VII of the Original Indenture, as restated by the Seventh Supplemental Indenture, (omitting from such exception specifically described property thereafter expressly subjected to the lien of the Indenture), (2) all property owned by the Company prior to the Merger and (3) all property acquired by the Company after the Merger not constituting substitutions, replacements, additions, betterments, developments, extensions or enlargements to, of or upon the trust estate allocated to the Company by the Merger Documents.

TO HAVE AND TO HOLD the trust estate and all and singular the lands, properties, estates, rights, franchises, privileges and appurtenances hereby mortgaged, hypothecated, conveyed, pledged or assigned, or intended so to be, together with all the appurtenances thereto appertaining and the rents, issues and profits thereof, unto the Trustee and its successors in trust and to its assigns, forever.

SUBJECT, HOWEVER, to the exceptions (except as omitted above in Clause IV hereof), reservations, restrictions, conditions, limitations, covenants and matters recited in Article Twenty of the Indenture, and in each respective Article Three of the Eighth and each consecutive succeeding Supplemental Indenture through the Seventeenth Supplemental Indenture and, likewise, of the Nineteenth through the Thirty-seventh Supplemental Indentures and, likewise, of the Thirty-ninth through the Fifty-seventh Supplemental Indentures or contained in any deeds and other instruments whereunder the Company has acquired any of the property now owned by it, to permitted encumbrances as defined in Subsection B of Section 1.07 of the Indenture, and, with respect to any property which the Company may hereafter acquire, to all terms, conditions, agreements, covenants, exceptions and reservations expressed or provided in the deeds or other instruments, respectively, under and by virtue of which the Company shall hereafter acquire the same and to any liens thereon existing, and to any liens for unpaid portions of the purchase money placed thereon, at the time of such acquisition.

BUT, IN TRUST, NEVERTHELESS, for the equal and proportionate use, benefit, security and protection of those who from time to time shall hold the Bonds and coupons, if any, authenticated and delivered under the Indenture and duly issued by the Company, without any discrimination, preference or priority of any one Bond or coupon, if any, over any other by reason of priority in the time of issue, sale or negotiation thereof or otherwise, except as provided in Section 12.28 of the of the Original Indenture, as restated by the Seventh Supplemental Indenture, so that, subject to said Section 12.28 of the Original Indenture, as restated by the Seventh Supplemental Indenture, each and all of said Bonds and coupons, if any, shall have the same right, lien and privilege under the Indenture and shall be equally secured thereby and shall have the same proportionate interest and share in the trust estate, with the same effect as if all the Bonds and coupons, if any, had been issued, sold and negotiated simultaneously.

AND UPON THE TRUSTS, USES AND PURPOSES and subject to the covenants, agreements and conditions of the Original Indenture as modified and supplemented by previous supplemental indentures and by this Seventy-sixth Supplemental Indenture.

  Bonds of the 2018 Series and
  Certain Provisions Relating Thereto.

      Terms of Bonds of the 2018 Series. There is hereby established a new series of Bonds to be issued under and secured by the Indenture, to be known as and entitled "First Mortgage Bonds, 6.000% Series due May 1, 2018". The principal amount of the Bonds of the 2018 Series shall not be limited except as provided in Section 3.01 of the Indenture, and except as may otherwise be provided in an indenture supplemental to the Indenture. The definitive Bonds of the 2018 Series shall be registered Bonds without coupons of the denominations of $1,000 and in multiples of $1,000 in excess thereof as shall be authorized by written order of the Company, numbered R-1 consecutively upwards. Bonds of the 2018 Series may be issued in the first instance (until definitive Bonds to be issued in exchange therefor are prepared and ready for delivery) as temporary Bonds dated May 16, 2008, in denominations of $1,000 and of such multiples of $1,000 as shall have been authorized, as aforesaid, numbered TR-1 consecutively upwards, in substantially the form of Bond set forth in Section 1.01C of this Seventy-sixth Supplemental Indenture, with changes therein appropriate to their character.

      Initially, the Bonds of the 2018 Series offered and sold to Qualified Institutional Buyers (within the meaning of Rule 144A under the Securities Act) in reliance on such Rule 144A shall be issued in the form of a definitive global bond with the depository legend, the non-registration legend and the registration rights legend set forth in the form of Bond set forth herein (the "Rule 144A Global Bond"). Initially, the Bonds of the 2018 Series offered and sold in reliance on Regulation S under the Securities Act shall be issued in the form of a temporary global bond with the depository legend, the Regulation S legend and the registration rights legend set forth in the form of Bond set forth herein (the "Temporary Regulation S Global Bond" and, together with the Permanent Regulation S Global Bond (as defined herein) and the Rule 144A Global Bond, the "Global Bonds"). The Global Bonds shall be deposited with The Depository Trust Company ("DTC") or its custodian and registered in the name of DTC or its nominee, duly executed by the Company and authenticated by the Trustee as provided herein and in the Original Indenture. The aggregate principal amount of each Global Bond may from time to time be increased or decreased by adjustments made on such Global Bonds or in the records of the Trustee or DTC or its nominee as hereinafter provided.

      Transfers of beneficial interests in the Rule 144A Global Bond will be subject to the restrictions on transfer contained in the non-registration legend set forth in the form of Bond set forth in Section 1.01C of this Seventy-sixth Supplemental Indenture. Prior to the expiration of the period of 40 consecutive days beginning on and including the later of (x) the day on which the offering of the Bonds of the 2018 Series commences and (y) the original issue date of the Bonds of the 2018 Series (the "Distribution Compliance Period"), transfers of beneficial interests in the Temporary Regulation S Global Bond will be subject to the restrictions on transfer contained in the Regulation S legend set forth in the form of Bond set forth in Section 1.01C of this Seventy-sixth Supplemental Indenture. At any time after the expiration of the Distribution Compliance Period, upon receipt by the Trustee and the Company of a certificate from Euroclear or Clearstream certifying that it has received certification of non-U.S. beneficial ownership of a Temporary Regulation S Global Bond (or portion thereof) with respect to any Bonds of the 2018 Series to be exchanged, one or more separate definitive global bonds (each, a "Permanent Regulation S Global Bond" and, together with the Temporary Regulation S Global Bond, each, a "Regulation S Global Bond") shall be duly executed by the Company and authenticated by the Trustee as provided herein and in the Original Indenture, shall be registered in the name of DTC or its nominee, and shall include the depository legend and the registration rights legend set forth in Exhibit A hereto and shall be deposited with DTC or its custodian. The Trustee, as custodian for DTC, shall reflect by endorsement thereon a decrease in the principal amount of the Temporary Regulation S Global Bond in an amount equal to the principal amount of such Temporary Regulation S Global Bond exchanged. Prior to the expiration of the Distribution Compliance Period, beneficial interests in any Temporary Regulation S Global Bond may only be held through Euroclear and Clearstream. After the expiration of the Distribution Compliance Period, transfers of beneficial interests in the Permanent Regulation S Global Bond will not be subject to any restrictions.

      If a holder of a beneficial interest in a Rule 144A Global Bond wishes at any time to transfer such interest to a person who wishes to take delivery thereof in the form of a beneficial interest in a Regulation S Global Bond, or if a holder of a beneficial interest in a Regulation S Global Bond wishes at any time to transfer such interest to a person who wishes to take delivery thereof in the form of a beneficial interest in a Rule 144A Global Bond, upon receipt by the Trustee of (A) written instructions given in accordance with the rules and procedures of DTC (together with, as applicable, the rules and procedures of Euroclear and Clearstream, the "Applicable Procedures") from the applicable participant directing DTC to cause to be credited to another account of a participant a beneficial interest in such Regulation S Global Bond or Rule 144A Global Bond (as the case may be) equal to that of the beneficial interest in such Rule 144A Global Bond or Regulation S Global Bond (as the case may be) to be so transferred, (B) a written order given in accordance with the Applicable Procedures containing information regarding such other account, as well as the account of Euroclear or Clearstream (as the case may be) for which such other account is held, to be credited with, and the account of such applicable participant to be debited for, such beneficial interest and (C) a certificate satisfactory to the Company and the Trustee, as to such transfer's compliance with any transfer or other restrictions relating to such Global Bond, given by the transferor of such beneficial interest, the Trustee shall (1) reduce or increase (as the case may be) the principal amount of such Rule 144A Global Bond, and increase or reduce (as the case may be) the principal amount of such Regulation S Global Bond, in each case by an amount equal to the principal amount of the beneficial interest in such Rule 144A Global Bond or Regulation S Global Bond (as the case may be) to be so transferred, as evidenced on the records of the Trustee and by an endorsement on each such Global Bond and (2) cause DTC to credit and debit such beneficial interests to the respective accounts specified in the instructions referred to above.

      Bonds of the 2018 Series shall be dated as provided in Section 3.05 of the Indenture. Notwithstanding the provisions of said Section 3.05, so long as there is no default in the payment of interest on Bonds of the 2018 Series existing at the time of the authentication hereinafter referred to, all Bonds of the 2018 Series authenticated by the Trustee between the record date (as hereinafter defined in this section) for any interest payment date for Bonds of the 2018 Series and such interest payment date shall be dated the date of and shall bear interest from such interest payment date; provided, however, that if and to the extent the Company shall default in the payment of such interest due on such interest payment date, then any such Bond of the 2018 Series shall bear interest from the interest payment date next preceding the date of such Bond of the 2018 Series. The Bonds of the 2018 Series shall mature on May 1, 2018, and, beginning on May 16, 2008, shall bear interest at the rate of 6.000% per annum until the payment of the principal thereof, such interest to be payable semiannually on May 1 and November 1 in each year, commencing November 1, 2008, and on the maturity date. If the Company does not comply with certain of its obligations under the Registration Rights Agreement (as defined below), the Bonds of the 2018 Series shall, in accordance with Section 2(e) of the Registration Rights Agreement, bear additional interest ("Additional Interest") in addition to the interest provided for in the immediately preceding sentence. For purposes of this Seventy-sixth Supplemental Indenture and the Bonds of the 2018 Series, the term "interest" shall be deemed to include interest provided for in the second immediately preceding sentence and Additional Interest, if any. If any interest payment date for the Bonds of the 2018 Series falls on a day that is not a Business Day, the interest payment date will be the next succeeding Business Day, and no interest on such payment shall accrue for the period from and after the interest payment date. If the maturity date or any redemption date of the Bonds of the 2018 Series falls on a day that is not a Business Day, the payment of principal and interest (to the extent payable with respect to the principal being redeemed if on a redemption date) will be made on the next succeeding Business Day, and no interest on such payment shall accrue for the period from and after the maturity date or such redemption date. Interest on the Bonds of the 2018 Series will be calculated on the basis of a 360-day year comprised of twelve 30-day months.

      The person in whose name any Bond of the 2018 Series is registered on any record date with regard to any interest payment date shall be entitled to receive the interest payable thereon on such interest payment date notwithstanding the cancellation of such Bond upon any transfer or exchange thereof subsequent to such record date and prior to such interest payment date, unless the Company shall default in the payment of the interest due on such interest payment date, in which case such defaulted interest shall be paid to the person in whose name such Bond is registered on the date of payment of such defaulted interest. The term "record date" as used in this Section with regard to any interest payment date shall mean the close of business on the Business Day next preceding such interest payment date. Both principal of and interest on the Bonds of the 2018 Series will be paid in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, at the corporate trust office in the Borough of Manhattan, City and State of New York, of the Trustee.

      The definitive Bonds of the 2018 Series may be issued in the form of Bonds engraved, printed, lithographed, or partly engraved and partly printed or lithographed, on steel engraved borders or typed.

      Upon compliance with the provisions of Section 3.10 of the Indenture and upon payment, at the option of the Company, of the charges provided in Section 3.11 of the Indenture, subject to the provisions of any legend set forth thereon, Bonds of the 2018 Series may be exchanged for a new Bond or Bonds of the said Series of different authorized denominations of like aggregate principal amount.

      The Trustee hereunder shall, by virtue of its office as such Trustee, be the registrar and transfer agent of the Company for the purpose of registering and transferring Bonds of the 2018 Series.

      The Company has entered into a Registration Rights Agreement dated as of May 16, 2008 (the "Registration Rights Agreement") with the initial purchasers of the Bonds of the 2018 Series pursuant to which the Bonds of the 2018 Series that are issued and sold without registration (the "Private Bonds of the 2018 Series") under the Securities Act of 1933, as amended (the "Securities Act"), may be exchanged for Bonds of the 2018 Series that will be registered under the Securities Act and that will otherwise have substantially the same terms as the Private Bonds of the 2018 Series (the "Exchange Bonds of the 2018 Series"), or, failing such exchange, the Company has agreed to file a shelf registration statement for the resale of the Private Bonds of the 2018 Series. The Private Bonds of the 2018 Series will be offered and sold by the Company in reliance on an exemption from registration under the Securities Act, and Private Bonds of the 2018 Series will be exchanged for Exchange Bonds of the 2018 Series only pursuant to an effective registration statement under the Securities Act and otherwise in accordance with the Registration Rights Agreement and the Indenture. The Private Bonds of the 2018 Series and the Exchange Bonds of the 2018 Series will constitute a single series of bonds under the Indenture. Exchange Bonds of the 2018 Series shall be authenticated and delivered by the Trustee at one time or from time to time upon the written order or orders of the Company in principal amounts equal to the principal amounts of the Private Bonds of the 2018 Series surrendered in exchange therefor.

      Form of Bonds of the 2018 Series. The Bonds of the 2018 Series, and the Trustee's authentication certificate to be executed on the Bonds of the 2018 Series, shall be in substantially the following forms, respectively:

    [FORM OF FACE OF BOND OF THE 2018 SERIES]

    [depository legend to be included on Bonds of the 2018 Series]

    Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

    [non-registration legend to be included on Private Bonds of the 2018 Series]

    THIS SECURITY (OR PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM OR A TRANSACTION NOT SUBJECT THERETO. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

    THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED PRIOR TO THE DATE WHICH IS ONE YEAR (OR SIX MONTHS IF ALL APPLICABLE CONDITIONS TO SUCH RESALE UNDER RULE 144 UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION THEREOF) ARE SATISFIED) AFTER THE LATER OF THE ORIGINAL ISSUANCE DATE THEREOF, AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE THEREOF WAS THE OWNER OF THIS SECURITY OR THE EXPIRATION OF SUCH SHORTER PERIOD AS MAY BE PRESCRIBED BY SUCH RULE 144 (OR SUCH SUCCESSOR PROVISION) PERMITTING RESALES OF THIS SECURITY WITHOUT ANY CONDITIONS (THE "RESALE RESTRICTION TERMINATION DATE"), ONLY (I) TO THE COMPANY, (II) INSIDE THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) OUTSIDE THE UNITED STATES IN A TRANSACTION COMPLYING WITH THE PROVISIONS OF RULE 903 OR RULE 904 UNDER THE SECURITIES ACT, (IV) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, OR IN A TRANSACTION NOT SUBJECT TO, THE SECURITIES ACT OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CLAUSES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY SUBSEQUENT PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN CLAUSE (A) ABOVE. THE FOREGOING RESTRICTIONS ON RESALE WILL NOT APPLY SUBSEQUENT TO THE RESALE RESTRICTION TERMINATION DATE. THE HOLDER OF THIS SECURITY ACKNOWLEDGES THAT THE COMPANY RESERVES THE RIGHT PRIOR TO ANY OFFER, SALE OR OTHER TRANSFER (1) PURSUANT TO CLAUSE (IV) PRIOR TO THE RESALE RESTRICTION TERMINATION DATE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS OR OTHER INFORMATION SATISFACTORY TO THE COMPANY AND (2) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE AS TO COMPLIANCE WITH CERTAIN CONDITIONS TO TRANSFER IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE COMPANY.

    [Regulation S legend to be included on Private Bonds of the 2018 Series]

    THIS SECURITY IS REPRESENTED BY A TEMPORARY REGULATION S GLOBAL BOND WITHIN THE MEANING OF THE SEVENTY-SIXTH SUPPLEMENTAL INDENTURE HEREINAFTER REFERRED TO. BY ITS ACQUISITION HEREOF, EACH HOLDER OF THIS SECURITY, AND EACH PERSON THAT ACQUIRES A BENEFICIAL INTEREST IN SUCH SECURITY, AGREES THAT PRIOR TO THE EXPIRATION OF THE DISTRIBUTION COMPLIANCE PERIOD (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT), BENEFICIAL INTERESTS IN THIS SECURITY MAY ONLY BE OFFERED, RESOLD OR OTHERWISE TRANSFERRED (A) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT OF 1933 OR (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 903 OR 904 UNDER THE SECURITIES ACT OF 1933 AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

    [registration rights legend to be included on Bonds of the 2018 Series]

    BY ITS ACCEPTANCE OF THE SECURITIES EVIDENCED HEREBY OR A BENEFICIAL INTEREST IN SUCH SECURITIES, THE HOLDER OF, AND ANY PERSON THAT ACQUIRES A BENEFICIAL INTEREST IN, SUCH SECURITIES AGREES TO BE BOUND BY THE PROVISIONS OF THE REGISTRATION RIGHTS AGREEMENT DATED AS OF MAY 16, 2008 AND RELATING TO THE REGISTRATION UNDER THE SECURITIES ACT OF SECURITIES EXCHANGEABLE FOR THE SECURITIES EVIDENCED HEREBY AND REGISTRATION OF THE SECURITIES EVIDENCED HEREBY.

No. R-___	CUSIP _______________

    ENTERGY GULF STATES LOUISIANA, L.L.C.
    FIRST MORTGAGE BOND, 6.000% SERIES
    DUE MAY 1, 2018

    ENTERGY GULF STATES LOUISIANA, L.L.C., a Louisiana limited liability company (hereinafter sometimes called the "Company"), for value received, hereby promises to pay to _____________________, or registered assigns, the principal amount set forth on Schedule I hereto on May 1, 2018, and to pay interest thereon from May 16, 2008, if the date of this bond is prior to November 1, 2008, or, if the date of this bond is on or after November 1, 2008, from the May 1 or November 1 immediately preceding the date of this bond to which interest has been paid (unless the date hereof is an interest payment date to which interest has been paid, in which case from the date hereof) at the rate of 6.000% per annum, on May 1 and November 1 of each year, commencing November 1, 2008, and at maturity or earlier redemption, until payment of the principal hereof. If the Company does not comply with certain of its obligations under the Registration Rights Agreement, this bond shall, in accordance with Section 2(e) of the Registration Rights Agreement, bear additional interest ("Additional Interest") in addition to the interest provided for in the immediately preceding sentence. For purposes of this bond, the term "interest" shall be deemed to include interest provided for in the second immediately preceding sentence and Additional Interest, if any. The interest so payable on any May 1 or November 1 will be paid to the person in whose name this bond is registered at the close of business on the Business Day next preceding such interest payment date, unless the Company shall default in the payment of the interest due on such interest payment date, in which case such defaulted interest shall be paid to the person in whose name this bond is registered on the date of payment of such defaulted interest. If any interest payment date for this bond falls on a day that is not a Business Day, the payment of interest will be made on the next succeeding Business Day, and no interest on such payment shall accrue for the period from and after the interest payment date. If the maturity date or any redemption date of this bond falls on a day that is not a Business Day, the payment of principal and interest (to the extent payable with respect to the principal being redeemed if on a redemption date) will be made on the next succeeding Business Day, and no interest on such payment shall accrue for the period from and after the maturity date or such redemption date.

    Both principal of and interest on this bond will be paid in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, at the corporate trust office in the Borough of Manhattan, City and State of New York, of the Trustee under the Indenture.

    This bond shall not become or be valid or obligatory for any purpose until the authentication certificate hereon shall have been signed by the Trustee.

    The provisions of this bond are continued on the reverse hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

    IN WITNESS WHEREOF, Entergy Gulf States Louisiana, L.L.C. has caused these presents to be executed in its corporate name, by facsimile signature or manually, by its President or one of its Vice Presidents and by its Treasurer or an Assistant Treasurer under its corporate seal or a facsimile thereof, all as of ______________, 200__.

    ENTERGY GULF STATES LOUISIANA, L.L.C.

    By:
    Vice President and Treasurer

    And By:
    Assistant Treasurer

    [SEAL]

    [FORM OF REVERSE OF BOND OF THE 2018 SERIES]

    ENTERGY GULF STATES LOUISIANA, L.L.C.
    FIRST MORTGAGE BOND, 6.000% SERIES
    DUE MAY 1, 2018 (Continued)

    This bond is one of the bonds, of the above designated series, of an authorized issue of bonds of the Company, known as First Mortgage Bonds, issued or issuable in one or more series under and equally secured (except insofar as any sinking and/or improvement fund or other fund established in accordance with the provisions of the Indenture hereinafter mentioned may afford additional security for the bonds of any specific series) by an Indenture of Mortgage dated September 1, 1926, as supplemented and modified by indentures supplemental thereto, to and including a Seventy-sixth Supplemental Indenture dated as of December 1, 2005 to The Bank of New York, as Trustee, to which Indenture of Mortgage, as so supplemented and modified, and all indentures supplemental thereto (herein sometimes called the Indenture) reference is hereby made for a description of the property mortgaged and pledged as security for said bonds, the nature and extent of the security, and the rights, duties and immunities thereunder of the Trustee, the rights of the holders of said bonds and of the Trustee and of the Company in respect of such security, and the terms upon which said bonds may be issued thereunder.

    This bond is redeemable as provided in the Indenture, including the right of the Company to give notice of redemption conditioned upon its deposit of funds provided for in the Seventy-sixth Supplemental Indenture with respect to this series.

    The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than seventy-five percent in principal amount of the bonds (exclusive of the bonds disqualified by reason of the Company's interest therein) at the time outstanding, including, if more than one series of bonds shall be at the time outstanding, not less than sixty percent in principal amount of each series affected, to effect, by an indenture supplemental to the Indenture, modifications or alterations of the Indenture and of the rights and obligations of the Company and of the holders of the bonds; provided, however, that no such modification or alteration shall be made without the written approval or consent of the registered owner hereof which will (a) extend the maturity of this bond or reduce the rate or extend the time of payment of interest hereon or reduce the amount of the principal hereof, or (b) permit the creation of any lien, not otherwise permitted, prior to or on a parity with the lien of the Indenture, or (c) reduce the percentage of the principal amount of the bonds upon the approval or consent of the holders of which modifications or alterations may be made as aforesaid.

    This bond is transferable by the registered owner hereof in person or by his duly authorized attorney at the corporate trust office in the Borough of Manhattan, City and State of New York, of the Trustee upon surrender of this bond for cancellation and upon payment, if the Company shall so require, of the charges provided for in the Indenture, and thereupon a new registered bond of the same series of like principal amount will be issued to the transferee in exchange therefor.

    The registered owner of this bond, at the option of said owner, may surrender the same for cancellation at said office and receive in exchange therefor the same aggregate principal amount of bonds of the same series but of other authorized denominations, upon payment, if the Company shall so require, of the charges provided for in the Indenture and subject to the terms and conditions therein set forth.

    If a default as defined in the Indenture shall occur, the principal of this bond may become or be declared due and payable before maturity in the manner and with the effect provided in the Indenture. The holders, however, of certain specified percentages of the bonds at the time outstanding, including in certain cases specified percentages of bonds of particular series, may in those cases, to the extent and under the conditions provided in the Indenture, waive certain defaults thereunder and the consequences of such defaults.

    No recourse shall be had for the payment of the principal of or the interest on this bond, or for any claim based hereon, or otherwise in respect hereof or of the Indenture, against any incorporator, shareholder, director or officer, past, present or future, as such, of the Company or of any predecessor or successor corporation, either directly or through the Company or such predecessor or successor corporation, under any constitution or statute or rule of law, or by the enforcement of any assessment or penalty, or otherwise, all such liability of incorporators, shareholders, directors and officers, as such, being waived and released by the holder and owner hereof by the acceptance of this bond and as provided in the Indenture.

    [FORM OF TRUSTEE'S AUTHENTICATION CERTIFICATE FOR BONDS]

    TRUSTEE'S AUTHENTICATION CERTIFICATE

    This is one of the bonds, of the series designated therein, described in the within-mentioned Indenture.

    THE BANK OF NEW YORK
      As Trustee

    By:
    Authorized Officer

    SCHEDULE I

    GLOBAL CERTIFICATE

    The initial principal amount of Securities evidenced by this global certificate is

    $________________

    CHANGES TO PRINCIPAL AMOUNT OF SECURITIES EVIDENCED

    BY GLOBAL CERTIFICATE

Date	Principal Amount of Securities by which this Global Certificate is to be Reduced or Increased, and Reason for Reduction of Increase	Remaining Principal Amount of Securities Represented by this Global Certificate	Notation Made by

    Redemption Provisions for Bonds of the 2018 Series.  The Bonds of the 2018 Series shall be redeemable at the option of the Company, in whole or in part, prior to maturity, upon notice (which redemption may be made subject to the deposit of the redemption moneys with the Trustee prior to the date designated for redemption) mailed to each registered owner at its last address appearing on the bond register not less than 30 days nor more than 60 days prior to the date fixed for redemption, (i) at any time prior to maturity, at a redemption price equal to the greater of (a) 100% of the principal amount of such Bonds of the 2018 Series to be redeemed and (b) as determined by the Independent Investment Banker, the sum of (x) the present value of the payment on the redemption date of the principal amount of such Bonds of the 2018 Series to be redeemed plus (y) the sum of the present values of the remaining scheduled payments of interest on such Bonds of the 2018 Series to be redeemed to maturity (excluding the portion of any such interest accrued to such redemption date), discounted (for purposes of determining such present values) to such redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate plus 0.40% plus accrued and unpaid interest thereon to such redemption date.

    Adjusted Treasury Rate shall mean, with the respect to any redemption date:

    (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the remaining term of the Bonds of the 2018 Series, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or

    (2) if such release (or any successor release) is not published during the week preceding the calculation date for the Adjusted Treasury Rate or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

    The Adjusted Treasury Rate shall be calculated on the third Business Day preceding the redemption date.

    Business Day shall mean any day other than a Saturday or a Sunday or a day on which banking institutions in The City of New York, New York are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the Trustee is closed for business.

    Comparable Treasury Issue shall mean the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Bonds of the 2018 Series that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Bonds of the 2018 Series.

    Comparable Treasury Price shall mean, with respect to any redemption date, (i) the average of five Reference Treasury Dealer Quotations for such redemption date after excluding the highest and lowest such Reference Treasury Dealer Quotations or (ii) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

    Independent Investment Banker shall mean one of the Reference Treasury Dealers, that the Company appoints to act as the Independent Investment Banker from time to time, or, if any of such firms is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Company.

    Reference Treasury Dealer shall mean (i) Morgan Stanley & Co. Incorporated, Greenwich Capital Markets, Inc., Mizuho Securities USA Inc. and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer, and (ii) any other Primary Treasury Dealer selected by the Independent Banker after consultation with the Company.

    Reference Treasury Dealer Quotations shall mean, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m. on the third Business Day preceding such redemption date.

    Duration of Effectiveness of Article One.  Sections 1.01 through 1.02 of this article shall be of force and effect only so long as any Bonds of the 2018 Series are outstanding.

  This Seventy-sixth Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture as supplemented and modified. As heretofore supplemented and modified, and as supplemented hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture, as heretofore supplemented and modified, and this Seventy-sixth Supplemental Indenture shall be read, taken and construed as one and the same instrument.

  The recitals in this Seventy-sixth Supplemental Indenture are made by the Company only and not by the Trustee; and all of the provisions contained in the Original Indenture as supplemented and modified, in respect to the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect hereof as fully and with like effect as if set forth herein in full.

  Although this Seventy-sixth Supplemental Indenture is dated for convenience and for the purpose of reference as of May 1, 2008, the actual date or dates of execution by the Company and by the Trustee are as indicated by their respective acknowledgements hereto annexed.

  In order to facilitate the recording or filing of this Seventy-sixth Supplemental Indenture, the same may be simultaneously executed in several counterparts and each shall be deemed to be an original and such counterparts shall together constitute one and the same instrument.

The words "herein", "hereof", "hereunder" and other words of similar import refer to this Seventy-sixth Supplemental Indenture. All other terms used in this Supplemental Indenture shall be taken to have the same meaning as in the Original Indenture and indentures supplemental thereto, except in cases where the context clearly indicates otherwise.

IN TESTIMONY WHEREOF, ENTERGY GULF STATES LOUISIANA, L.L.C. has caused these presents to be executed in its name and behalf by its President or a Vice President and its company seal to be hereunto affixed or a facsimile thereof printed hereon and attested by its Secretary or an Assistant Secretary, and THE BANK OF NEW YORK, in token of its acceptance hereof, has likewise caused these presents to be executed in its name and behalf by its President or a Vice President and its corporate seal to be hereunto affixed and attested by a Vice President, an Assistant Vice President or a Trust Officer, each in the presence of the respective undersigned Notaries Public, and of the respective undersigned competent witnesses, as of the day and year first above written.

ENTERGY GULF STATES LOUISIANA, L.L.C.

By: /s/ Steven C. McNeal
Steven C. McNeal
Vice President and Treasurer

(COMPANY SEAL)

Attest:

/s/ Dawn A. Abuso
Dawn A. Abuso
Assistant Secretary

/s/ Jennifer Favalora
Jennifer Favalora, Notary Public No. 57639
Parish of Orleans, State of Louisiana
My Commission is for life

Signed in the presence of:

/s/ Shannon K. Ryerson
Shannon K. Ryerson

/s/ Sylvia S. Higgins
Sylvia S. Higgins

THE BANK OF NEW YORK

By: /s/ Remo J. Reale
Remo J. Reale
Vice President

Attest:

/s/ Beata Hryniewicka
Beata Hryniewicka
Assistant Vice President

Before me

/s/ Carlos R. Luciano
Carlos R. Luciano
Notary Public, State of New York
No. 41-4765897
Qualified in Queens County
Commission Expires April 30, 2010

Signed, sealed and delivered in the presence of:

/s/ Franca Ferrera
Franca Ferrera

/s/ Maria Acosta
Maria Acosta

ENTERGY GULF STATES LOUISIANA, L.L.C.

United States of America,
State of Louisiana,                                     ss:
Parish of Orleans

I, the undersigned, a Notary Public duly qualified, commissioned, sworn and acting in and for the Parish and State aforesaid, hereby certify that, on this 14th day of May, 2008:

Before me personally appeared STEVEN C. McNEAL, Vice President and Treasurer, and DAWN A. ABUSO, Assistant Secretary, of Entergy Gulf States Louisiana, L.L.C., both of whom are known to me to be the persons whose names are subscribed to the foregoing instrument and both of whom are known to me to be Vice President and Treasurer, and Assistant Secretary, respectively, of said ENTERGY GULF STATES LOUISIANA, L.L.C., and separately acknowledged to me that they executed the same in the capacities therein stated for the purposes and considerations therein expressed and as the act and deed of ENTERGY GULF STATES LOUISIANA, L.L.C.

Before me personally came STEVEN C. McNEAL, to me known, who being by me duly sworn, did depose and say, that he resides in Mandeville, Louisiana; that he is Vice President and Treasurer of ENTERGY GULF STATES LOUISIANA, L.L.C., one of the corporations described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to or printed on said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

BE IT REMEMBERED, that before me, and in the presence of Shannon K. Ryerson and Sylvia S. Higgins, competent witnesses, residing in said State, personally came and appeared STEVEN C. McNEAL and DAWN A. ABUSO, Vice President and Treasurer, and Assistant Secretary, respectively, of ENTERGY GULF STATES LOUISIANA, L.L.C., a limited liability company created by and existing under the laws of the State of Louisiana, with its Louisiana domicile in the City of Baton Rouge, Louisiana, and said STEVEN C. McNEAL and DAWN A. ABUSO declared and acknowledged to me, Notary, in the presence of the witnesses aforesaid, that they signed, executed and sealed the foregoing indenture for and on behalf of and in the name of ENTERGY GULF STATES LOUISIANA, L.L.C., and have affixed the corporate seal of said Company to the same or caused it to be printed thereon, by and with the authority of the Board of Directors of said Company.

GIVEN UNDER MY HAND AND SEAL OF OFFICE this 14th day of May, 2008.

(Notarial Seal)

/s/ Jennifer Favalora
Jennifer Favalora, Notary Public No. 57639
Parish of Orleans, State of Louisiana
My Commission is for Life.

United States of America,
State of New York,                             ss:
County of New York,

I, the undersigned, a Notary Public duly qualified, commissioned, sworn and acting in and for the County and State aforesaid, hereby certify that, on this 15th day of May , 2008:

Before me personally appeared Remo Reale, a Vice President of THE BANK OF NEW YORK, and Beata Hryniewicka, an Assistant Vice President, both of whom are known to me to be the persons whose names are subscribed to the foregoing instrument and both of whom are known to me to be a Vice President and an Assistant Vice President, respectively, of THE BANK OF NEW YORK, and separately acknowledged to me that they executed the same in the capacities therein stated for the purposes and consideration therein expressed, and as the act and deed of THE BANK OF NEW YORK.

Before me personally came Remo Reale, to me known, who being by me duly sworn, did depose and say, that he resides in Garden City, New York; that he is a Vice President of THE BANK OF NEW YORK, one of the entities described in and which executed the above instrument; that he knows the seal of said entity; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said entity, and that he signed his name thereto by like order.

BE IT REMEMBERED, that before me, and in the presence of Franca Ferrera and Maria Acosta, competent witnesses, residing in said state, personally came and Remo Reale and Beata Hryniewicka, a Vice President and an Assistant Vice President, respectively, of THE BANK OF NEW YORK, a national banking association organized under the laws of the United States with a corporate trust office in the City of New York, New York, and said Vice President and Assistant Vice President, declared and acknowledged to me, Notary, in the presence of the witnesses aforesaid that they signed, executed and sealed the foregoing indenture for and on behalf of and in the name of THE BANK OF NEW YORK, and have affixed the corporate seal of THE BANK OF NEW YORK to the same by and with the authority of the Board of Directors of THE BANK OF NEW YORK.

GIVEN UNDER MY HAND AND SEAL OF OFFICE this 15th day of May, 2008.

(Notarial Seal)

 /s/ Carlos R. Luciano
Carlos R. Luciano
Notary Public, State of New York
No. 41-4765897
Qualified in Queens County
Commission Expires April 30, 2010